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                                                                   EXHIBIT 10.11


[WALT DISNEY COMPANY LOGO]


March 28, 1994


Kiddie Products, Inc.
dba The First Years
One Kiddie Drive
Avon, MA 02322-0382

Re:  WINNIE THE POOH

Dear Sirs/Mesdames:

We hereby agree with you as follows:

1.   MEANING OF TERMS As used in this Agreement:

     A. "LICENSED MATERIAL" means the representations, movements and personalities of the following:

                  WINNIE THE POOH, CHRISTOPHER ROBIN, EEYORE, KANGA, ROO, RABBIT, PIGLET, OWL, GOPHER, AND TIGGER, ALL IN THE STYLE AS DESIGNED BY US.

     B. "TRADEMARKS" means "WALT DISNEY," "DISNEY", and the names for and representations of Licensed Material included in Subparagraph 1.A. above.

     C. "ARTICLES" means the items set forth in Schedule A, which is attached hereto and incorporated herein by reference, on or in connection with which the Licensed Material and/or the Trademarks are reproduced or used.

     D. "MINIMUM PER ARTICLE ROYALTY" means for each Article identified herein which is sold the sum indicated herein:

                 none.

     E. "PRINCIPAL TERM" means the period commencing March 28, 1994, and ending December 31, 1996.


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     F.  "TERRITORY" means the United States, United States PX's wherever located, and United States territories and possessions, excluding Puerto Rico. However, if sales are made to chain stores in the United States which have stores in Puerto Rico, such chain stores may supply Articles to such stores in Puerto Rico.

     G. "ROYALTIES" means a copyright royalty in an amount equal to the greater of:

         (1)(a) Ten Percent (10%) of your Net Invoiced Billings to customers for Articles sold F.O.B. a location in the Territory ("F.O.B. In Sales") or, for Articles sold to a customer in the Territory F.O.B. a location outside the Territory ("F.O.B. Out Sales"), Fourteen Percent (14%) of your Net Invoiced Billings for such Articles; or

            (b) The Minimum Per Article Royalty, if any has been specified in Subparagraph 1.D. above.

         (2) The sums which we are paid as Royalties on any sales to customers affiliated with you shall be no less than the sums paid on sales to customers not affiliated with you, and if such affiliated customer is a reseller of the Articles, the sale to such customer shall not be counted as a sale for Royalty calculation purposes; in such case, the relevant sale for Royalty calculation purposes shall be that of such affiliated customer. For the purposes of this Agreement, "affiliate" shall mean your parent or subsidiary or any party in which a controlling interest is held by the entity or persons who hold a controlling interest in you.

         (3) All sales of Articles shipped to a customer outside the Territory pursuant to a distribution permission shall bear a Royalty at the rate for F.O.B. Out Sales.

         (4) Royalties payable shall be not less for each Article sold than the Minimum per Article Royalty, if such a Royalty has been specified in Subparagraph 1.D. No Royalties are payable on the mere manufacture of Articles.

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         (5)     The full Royalty percentage shall be payable on close-out or other deep discount sales of Articles, including sales to employees, except that no Royalty shall be payable on Articles sold with our written permission at or below your acquisition cost or your cost of manufacture, excluding overheads.

     H.  "NET INVOICED BILLINGS" shall mean the following:

         (1) actual invoiced billings (i.e., sales quantity multiplied by your selling price) for Articles sold and all other receivables of any kind whatsoever, related in any way to the sale or purchase of the Articles, whether received by you or any parent, subsidiary or affiliate of yours, except as provided in Subparagraphs 1.G.(2) and 1.H.(2), less "Allowable Deductions" as hereinafter defined;

         (2) the following are not part of Net Invoiced Billings; invoiced charges for transportation of Articles within the Territory which are separately identified on the sales invoice, and taxes on the sale.

     I.  "ALLOWABLE DEDUCTIONS" shall mean the following:

         (1) volume discounts and other discounts separately identified on your sales invoices as being applicable to sales of Articles licensed hereunder or to combined sales of such Articles and other products not licensed by us, and post-invoice credits granted and properly documented as applicable to sales of Articles licensed hereunder or to combined sales of such Articles and other products not licensed by us; in the event that a post-invoice credit is issued for combined sales of Articles and other products not licensed by us, and you cannot document the portion of the credit applicable to the Articles, you may apply only a pro rata portion of the credit to the Articles;

         (2) the following are not Allowable Deductions, whether granted on sales invoices or as post-invoice credits: cash discounts granted as terms of payment; early payment discounts; allowances or discounts relating to advertising; mark down

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                allowances; costs incurred in manufacturing, importing, selling or advertising Articles; freight costs incorporated in the selling price; and uncollectible accounts.

     J. "ROYALTY PAYMENT PERIOD" means each calendar quarterly period during the Principal Term and during any other term.

     K. "ADVANCE" means the following sum(s) payable by the following date(s) as an advance on Royalties to accrue in the following period(s):

                $112,500.00 payable upon your signing of this Agreement for the period commencing March 28, 1994, and ending December 31, 1996.

     L. "GUARANTEE" means the following sums(s) which you guarantee to pay as minimum Royalties on your cumulative sales in the following period(s):

                $625,000.00 for the period commencing March 28, 1994, and ending December 31, 1996.

     M. "SAMPLES" means six (6) samples of each stock keeping unit ("SKU") of each Article, from the first production run of each supplier of each SKU of each Article.

     N. "PROMOTION COMMITMENT" means the following sum(s) which you agree to spend in the following way(s):

                none.

     O. "MARKETING DATE" means the following date(s) by which the following Article(s) shall be available for purchase by the public at retail outlets:

                By March 1, 1995, but no earlier than January 1, 1995.

2.   RIGHTS GRANTED

     A. In consideration for your promise to pay and your payment of all Royalties, Advances and Guarantees required hereunder, we grant

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         you the non-exclusive right, during the Principal Term and any extension thereof, and only within the Territory, to reproduce the Licensed Material only on or in connection with the Articles, to use the Trademarks, but only such Trademarks and uses thereof as may be approved when the Articles are approved and only on or in connection with the Articles, and to manufacture, distribute for sale and sell (other than by direct marketing methods, including but not limited to direct mail and door-to-door solicitation) the Articles. You will sell the Articles only to retailers for resale to the public in the Territory or to wholesalers for resale to such retailers; provided, however, that the Articles listed on Schedule A as Article numbers 12, 13, 14, 15, 16, 17 and 18 must be carded, and sold only to infant accessory departments and juvenile product departments of stores (or to wholesalers for resale to such departments) and to such other accounts or departments as we may from time to time approve in advance in writing. If there is a question as to whether a particular department is an "infant accessory department" or "juvenile product department", our determination notified to you in writing shall be binding.

     B. Unless we consent in writing, you shall not sell or otherwise provide Articles for use as premiums (including those in purchase-with-purchase promotions), promotions, give-aways, fund-raisers, or entries in sweepstakes, or to customers for resale by direct mail or other direct marketing methods, including, without limitation, home shopping television programs, or to customers for inclusion in another product, unless such product has been licensed by us. However, nothing contained herein shall preclude you from soliciting orders by mail from wholesalers or retail outlets specified in Subparagraph 2.A. above, nor from selling to such retailers which sell predominantly at retail, but which include the Articles in their mail order catalogs or otherwise sell Articles by direct marketing methods as well as at retail. If you wish to sell the Articles to other customers for resale through mail order catalogs, you must obtain our prior written consent in each instance.

     C. Unless we consent in writing, you shall not give away or donate Articles, except minor quantities of samples, not for onward distribution, to your accounts or other persons for the purpose of promoting Article sales.

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     D.   Nothing contained herein shall preclude you from selling Articles to us or to any subsidiary of ours, or to your or our employees, subject to the payment to us of Royalties on such sales.

     E. We further grant you the right to reproduce the Licensed Material and to use the Trademarks, only within the Territory, on containers, packaging and display material for the Articles, and in advertising for the Articles.

     F. Nothing contained in the Agreement shall be deemed to imply any restriction on your freedom and that of your customers to sell the Articles at such prices as you or they shall determine.

    G. You recognize and acknowledge the vital importance to us of the characters and other proprietary material we own and create, and the association of the Disney name with them. In order to prevent the denigration of our products and the value of their association with the Disney name, and in order to ensure the dedication of your best efforts to preserve and maintain that value, you agree that, during the Principal Term and any extension hereof, you will not manufacture or distribute any merchandise embodying or bearing any artwork or other representation which we determine, in our sole discretion, is confusingly similar to our Disney characters or other proprietary material.

3.   ADVANCE

     A. You agree to pay the Advance, which shall be on account of Royalties to accrue during the Principal Term only, and only with respect to sales in the Territory; provided, however, that if any part of the Advance is specified hereinabove as applying to any period less than the Principal Term, such part shall be on account of Royalties to accrue during such lesser period only. If said Royalties should be less than the Advance, no part of the Advance shall be repayable.

     B. Royalties accruing during any sell-off period or extension of the Principal Term shall not be offset against the Advance unless otherwise agreed in writing. Royalties accruing during any extension of the Principal Term or any other term shall be offset only against an advance paid with respect to such extended term.

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     C.   In no event shall Royalties accruing by reason of any sales to us or a subsidiary of ours or by reason of sales outside the Territory pursuant to a distribution permission be offset against the Advance or any subsequent advance.

4.   GUARANTEE

     A. You shall, with your statement for each Royalty Payment Period ending on a date indicated in Subparagraph 1.L. hereof defining "Guarantee," pay us the amount, if any, by which cumulative Royalties paid with respect to sales in the Territory during any period or periods covered by the Guarantee provision, or any Guarantee provision contained in any agreement extending the term hereof, fall short of the amount of the Guarantee for such period.

     B. Advances applicable to Royalties due on sales in the period to which the Guarantee relates apply towards meeting the Guarantee.

     C. In no event shall Royalties paid with respect to sales to us or to any subsidiary or affiliate of ours, or with respect to sales outside the Territory pursuant to a distribution permission, apply towards the meeting of the Guarantee or any subsequent guarantee.

5.   PRE-PRODUCTION APPROVALS

     A. As early as possible, and in any case before commercial production of any Article, you shall submit to us for our review and written approval (to utilize such materials in preparing a pre-production sample) all preliminary and proposed final artwork and three-dimensional models which are to appear on or in the Article. Thereafter, you shall submit to us for our written approval a pre-production sample of each Article. We shall endeavor to respond to such requests within a reasonable time, but such approvals should be sought as early as possible in case of delays. In addition to the foregoing, as early as possible, and in any case no later than sixty (60) days following written conceptual approval, you shall supply to us for our use for internal purposes, a mock-up, prototype or pre-production sample of each style of each Article on or in connection with which the Licensed Material is used.

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     B.   Approval or disapproval shall lie solely in our discretion, and any
          Article not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved Article is being sold, we may, together with other remedies available to us, including but not limited to, immediate termination of this Agreement, by written notice require such Article to be immediately withdrawn from the market. Any modification of an Article, including, but not limited to, change of materials, color, design or size of the representation of Licensed Material must be submitted in advance for our written approval as if it were a new Article. Approval of an Article which uses particular artwork does not imply approval of such artwork for use with a different Article. The fact that artwork has been taken from a Disney publication or a previously approved Article does not mean that its use will necessarily be approved in connection with an Article licensed hereunder.

     C. If you submit for approval artwork from an article or book manufactured or published by another licensee of ours or of any subsidiary of ours, you must advise us in writing of the source of such artwork. If you fail to do so, any approval which we may give for use by you of such artwork may be withdrawn by giving you written notice thereof, and you may be required by us not to sell Articles using such artwork.

     D. Notwithstanding the above, as we rely primarily on you for the consistent quality and safety of the Articles and their compliance with applicable laws and standards, we will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which you advise us in writing is intended to make the Article safer or more durable.

     E. If we have supplied you with forms for use in applying for approval of artwork, models, pre-production and production samples of Articles, you shall use such forms when submitting anything for our approval.

6.   APPROVAL OF PRODUCTION SAMPLES

     A. Before shipping an Article to any customer, you agree to furnish to us, from the first production run of each supplier of each of the



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          Articles, for our approval of all aspects of the Article in question, the number of Samples with packaging which is hereinabove set forth, which shall conform to the approved artwork, three-dimensional models and pre-production sample. Approval or disapproval of the artwork as it appears on the Article, as well as of the quality of the Article, shall lie in our sole discretion and may, among other things, be based on unacceptable quality of the artwork or of the Article as manufactured. Any Article not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed by us in writing, shall be destroyed. Such destruction shall be attested to in a certificate signed by one of your officers. Production samples of Articles for which we have approved a pre-production sample shall be deemed approved, unless within 20 days of our receipt of such production sample we notify you to the contrary.

     B. You agree to make available at no charge such additional samples of each Article as we may from time to time reasonably request for the purpose of comparison with earlier samples, or to test for compliance with applicable laws, regulations and standards, and to permit us upon reasonable request to inspect your manufacturing operations and testing records (and those of your suppliers) for the Articles.

     C. It is specifically understood that we may disapprove an Article or a production run of an Article because the quality is unacceptable to us, and accordingly, we recommend that you submit production samples to us for approval before committing to a large original production run or to purchase a large shipment from a new supplier.

     D. No modification of an approved production sample shall be made without our further prior written approval. Articles being sold must conform in all respects to the approved production sample. It is understood that if in our reasonable judgement the quality of an Article originally approved has deteriorated in later production runs, or if the Article has otherwise been altered, we may, in addition to other remedies available to us, by written notice require such Article to be immediately withdrawn from the market.

     E. The rights granted hereunder do no permit the sale of "seconds" or "irregulars". All Articles not meeting the standard of approved


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          samples shall be destroyed or all Licensed Material, New Materials and
          Trademarks shall be removed or obliterated therefrom.

     F. Notwithstanding the above, as we rely primarily on you for the consistent quality and safety of the Articles and their compliance with applicable laws and standards, we will not unreasonably object to any change in the design of an Article or in the materials used in the manufacture of the Article or in the process of manufacturing the Articles which you advise us in writing is intended to make the Article safer or more durable.

     G. We shall have the right, by written notice to you, to require modification of any Article approved by us under any previous agreement between us. Likewise, if the Principal Term of this Agreement is extended by mutual agreement, we shall have the right, by written notice to you, to require modification of any Article approved by us under this Agreement. It is understood that there is no obligation upon either party to extend the Agreement.

     H. If we notify you of a required modification under Subparagraph 6.G. with respect to a particular Article, such notification shall advise you of the nature of the changes required, and you shall not accept any order for any such Article until the Article has been resubmitted to us with such changes and you have received our written approval of the Article as modified.

7.   APPROVAL OF PACKAGING, PROMOTIONAL MATERIAL, AND ADVERTISING

     A. All containers, packaging, display material, promotional material, catalogs, and all advertising, including but not limited to, television advertising and press releases, for Articles must be submitted to us and receive our written approval before use. To avoid unnecessary expense if changes are required, our approval thereof should be procured when such is still in rough or storyboard format. We shall endeavor to respond to requests for approval within a reasonable time. Approval or disapproval shall lie in our sole discretion, and the use of unapproved containers, packaging, display material, promotional material, catalogs or advertising is prohibited. Whenever you shall prepare catalog sheets or other

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          printed matter containing illustrations of Articles, you will furnish to us five (5) copies thereof when they are published.

     B. If we have supplied you with forms for use in applying for approval of artwork, models, pre-production and production samples of Articles, you shall use such forms when submitting anything for our approval.

8.   ARTWORK

     You shall pay us, within 30 days of receiving an invoice therefor, for artwork done at your request by us or third parties under contract to us in the development and creation of Articles, display, packaging or promotional material (including any artwork which in our opinion is necessary to modify artwork initially prepared by you and submitted to us for approval) at our then prevailing commercial art rates. Estimates of artwork charges are available upon request. While you are not obligated to utilize the services of our Art Department, you are encouraged to do so in order to minimize delays which may occur if outside artists do renditions of Licensed Material which we cannot approve and to maximize the attractiveness of the Articles.

9.   PRINT, RADIO OR TV ADVERTISING

     You will obtain all approvals necessary in connection with print, radio or television advertising, if any, which we may authorize. You represent and warrant that all advertising and promotional materials shall comply with all applicable laws and regulations. Our approval of copy or storyboards for such advertising will not imply a representation or belief by us that such copy or storyboards are sufficient to meet any applicable code, standard, or other obligation. In the event we approve the use of film clips of the motion picture from which the Licensed Material comes, for use in a television commercial, you shall be responsible for any re-use fees which may be applicable, including SAG payments for talent. No reproduction of the film clip footage shall be made except for inclusion, as approved by us, in such commercial and there shall be no modifications of the film clip footage. All film clip footage shall be returned to us immediately after its inclusion in such commercial. We shall have the right to prohibit you from advertising the Articles by means of television and/or billboards. Such right shall be exercised within our sole discretion, including without limitation for reasons of overexposure of the Licensed Material.

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10.  LICENSEE NAME AND ADDRESS ON ARTICLES

     A. Your name, trade name (or a trademark of yours which you have advised us in writing that you are using) and your address (at least city and state) will appear on permanently affixed labeling on each Article or, if the Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Article. On soft goods "permanently affixed" shall mean sewn on. RN numbers do not constitute a sufficient label under this paragraph.

     B. You shall advise us in writing of all trade names or trademarks you wish to use on Articles being sold under this license. You may sell the Articles only under mutually agreed upon trade names or trademarks.

11.  COMPLIANCE WITH APPROVED SAMPLES AND APPLICABLE LAWS AND STANDARDS

     Each Article and component thereof distributed hereunder shall be of good quality and free of defect in design, materials and workmanship, and shall comply with all applicable laws, regulations and voluntary industry standards and such specifications, if any, as may have been specified in this Agreement, and shall conform to the Sample thereof approved by us. Both before and after you put Articles on the market, you shall follow reasonable and proper procedures for testing that Articles comply with such laws, regulations, and standards, and shall, upon reasonable notice, permit our designees to inspect testing, manufacturing and quality control records and procedures and to test the Articles for compliance. You shall also give due consideration to any recommendations of ours that Articles exceed the requirements of applicable laws, regulations and standards. Articles not complying with applicable laws, regulations and voluntary standards shall be deemed unapproved, even if previously approved by us, and shall not be shipped unless and until they have been brought into full compliance therewith.

12.  DISNEY OWNERSHIP OF ALL RIGHTS IN LICENSED MATERIAL

     You acknowledge that the copyrights and all other proprietary rights in and to Licensed Material are exclusively owned by and reserved to us.

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     You shall neither acquire nor assert copyright ownership or any other proprietary rights in Licensed Material or in any derivation, adaptation, variation or name thereof. Without limiting the foregoing, you hereby assign to us all your worldwide right, title and interest in the Licensed Material and in any material objects (excluding the Articles themselves and displays, catalogs and promotional material) consisting of or incorporating drawings, paintings, animation cels, or sculptures, or other derivations, adaptations, compilations, collective works, variations or names of Licensed Material (herein called "New Materials") heretofore or hereafter created by or for you or any parent, subsidiary or affiliate of yours, which embody Licensed Material. If any third party makes or has made any contribution to the creation of New Materials, you agree to obtain from such a party a full assignment of rights so that the foregoing assignment by you shall vest full rights to New Materials in us.

13.  COPYRIGHT NOTICE

     As a condition to the grant of rights hereunder, each Article and any other matter containing Licensed Material or New Materials shall bear a properly located permanently affixed copyright notice in our name (e.g. "(C)Disney"), or such other notice as we may notify to you in writing.
     You will comply with such instructions as to form, location and content of the notice as we may give from time to time. You will not, without our prior written consent, affix to any Article or any other matter containing Licensed Material or New Materials a copyright notice in any other name. If through inadvertence or otherwise a copyright notice on any Article or other such matter should appear in your name or the name of a third party, you hereby agree to assign to us the copyright represented by any such copyright notice in your name and, upon request, cause the execution and delivery to us of whatever documents are necessary to convey to us that copyright represented by any such copyright notice. If by inadvertence a proper copyright notice is omitted from any Article or other matter containing Licensed Material or New Materials, you agree at your expense to use all reasonable efforts to correct the omission on all such Articles or other matter in process of manufacture or in distribution. You agree to advise us promptly and in writing of the steps being taken to correct any such omission and to make the corrections on existing Articles which can be located.

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14.  NON-ASSOCIATION OF OTHER FANCIFUL CHARACTERS WITH LICENSED MATERIAL

     To preserve our identification with our characters and to avoid confusion of the public, you agree not to associate other characters (other than such as constitute a trademark of yours) or licensed properties with the Licensed Material, New Materials or the Trademarks either on the Articles or in their packaging, or, without our written permission, on advertising, promotional or display materials.

15.  ACTIVE MARKETING OF ARTICLES

     You agree to manufacture (or have manufactured for you) and offer for sale all the Articles and to exercise the rights granted herein. You agree that by the Marketing Date applicable to a particular Article or, in the absence of such a date being specified in Subparagraph 1.O., by six (6) months from the commencement of the Principal Term, shipments to customers of such Article will have taken place in sufficient time that such Article shall be available for purchase by the public at the retail outlets authorized pursuant to Subparagraph 2.A. Any Article as to which such sales have not the public or which are not then and thereafter available for purchase by the public may be withdrawn from the list of Articles licensed in this Agreement without obligation to you other than to give you written notice thereof.

16.  PROMOTION COMMITMENT

     You agree to carry out the Promotion Commitment, if any, as defined in Subparagraph 1.N.

17.  TRADEMARK RIGHTS AND OBLIGATIONS

     A. All uses of the Trademarks by you hereunder shall inure to our benefit. You acknowledge that we are the exclusive owner of all the Trademarks, and of any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses. Without limiting the foregoing, you hereby assign to us all the Trademarks, and any trademark incorporating all or any part of a Trademark or any Licensed Material, and the trademark rights created by such uses, together with the goodwill attaching to that part of the business in connection with which such


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          Trademarks or trademarks are used.  You agree to execute and deliver to us such documents as we require to register you as a Registered User or Permitted User of the Trademarks or such trademarks and to follow our instructions for proper use thereof in order that protection and/or registrations for the Trademarks and such trademarks may be obtained or maintained.

     B. You agree not to use any Licensed Material, New Materials or Trademarks, or any trademark incorporating all or any part of a Trademark or of any Licensed Material, on any business sign, business cards, stationery or forms (except as licensed herein), or to use any Licensed Material, New Materials or Trademark as the name of your business or any division thereof, unless otherwise agreed by us in writing.

18.  REGISTRATIONS

     Except with our written consent, neither you, your parent, nor any subsidiary or affiliate of yours will register or attempt in any country to register copyrights in, or to register as a trademark, service mark, design patent or industrial design, or business designation, any of the Licensed Material, New Materials, Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by us or any subsidiary of ours. In the event of breach of the foregoing, you agree, at your expense and at our request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered, to us such assignments and other documents as we may require to transfer to us all rights to the registrations, patents or applications involved.

19.  UNLICENSED USE OF LICENSED MATERIALS

     A. You agree that you will not use the Licensed Material, New Materials, or the Trademarks, or any other material the copyright to which is owned by us in any way other than as herein authorized (or as is authorized in any other written contract in effect between us). In addition to any other remedy we may have, you agree that the profits from any use thereof on products other than the Articles (unless authorized by us in writing), and all profits from the use of any other copyrighted material of ours without written authorization, shall be payable to us.

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     B.   You agree to give us prompt written notice of any unlicensed use by third parties of Licensed Material, New Materials or Trademarks, and that you will not, without our written consent, bring or cause to be brought any criminal prosecution, lawsuit or administrative action for infringement, interference with or violation of any rights to Licensed Material, New Materials or Trademarks. Because of the need for and the high costs of an effective anti-piracy enforcement program, you agree to cooperate with us, and, if necessary, to be named by us as a sole complainant or co-complainant in any action against an infringer of the Licensed Material, New Materials or Trademarks and, notwithstanding any right of yours to recover same, legal or otherwise, you agree to pay to us, and hereby waive all claims to, all damages or other monetary relief recovered in such action by reason of a judgment or settlement (other than for reasonable expenses incurred at our request, including reasonable attorney's fees if we have requested you to retain separate counsel), whether or not such damages or other monetary relief, or any part thereof, represent or are intended to represent injury sustained by you as a licensee hereunder.

20.  STATEMENTS AND PAYMENTS OF ROYALTIES

     A. You agree to furnish to us by the 30th day after each Royalty Payment Period a full and accurate statement showing by Article, with stock number and item description, the quantities, Net Invoiced Billings and applicable Royalty rate(s) of Articles invoiced during the preceding Royalty Payment Period, and the quantities and invoice value of Articles returned for credit or refund in such period. At the same time you will pay us all Royalties due on billings shown by such statement. To the extent that any Royalties are not paid, you authorize us to offset Royalties due against any sums which we or any subsidiary of ours may owe to you or any parent or subsidiary or affiliate of yours. No deduction or withholding from Royalties payable to us shall be made by reason of any tax. Any applicable tax on the manufacture, distribution and sale of the Articles shall be borne by you.

     B. If we at any time so request, your statements shall be made on statement forms which we shall provide, and you will fully comply with the instructions supplied by us for completing such forms. Except as otherwise agreed in writing, such statements shall

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          separately reflect the sales and applicable Royalties for each individual Article. Apparel Articles shall be reported separately by size range (e.g., "boys'", "girls'", "men's", etc.). Your statements shall identify for each Article the character or other Licensed Material used on each such Article or the motion picture or television series from which such character derived. However, Articles which differ only in that different characters or scenes appear on them may be reported as a single Article if the characters or scenes used on such Articles are from the same motion picture or television series.

     C.   Your statement shall with respect to all Articles report separately:

          (1)    F.O.B. In Sales;

          (2)    F.O.B. Out Sales;

          (3) sales of Articles outside the Territory pursuant to a distribution permission (indicating the country involved);

          (4)    sales of Articles to any licensee of ours for the Articles;

          (5)    sales of Articles to us or any subsidiary of ours;

          (6)    sales of Articles to your or our employees;

          (7) sales of Articles under any brand or program identified in Subparagraph 1.B. hereinabove.

     D. Sales of items licensed under contracts with us other than this Agreement shall not be reported on the same statement as sales of Articles under this Agreement.

     E. Your statements and payments shall be delivered to The Walt Disney Company, P.O. Box 101947, Atlanta, Georgia 30392. However, Advances should be mailed directly to the Contract Administrator at 500 South Buena Vista Street, Burbank, California 91521-6880. A copy of each statement must be sent to us at 500 South Buena Vista Street, Burbank, California 91521-6880, to the attention of the Contract Administrator, Consumer Products Division.

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21.  ARTICLES RETURNED FOR CREDIT OR REFUND

     Royalties reported on sales of Articles which have been returned to you for credit or refund and on which a refund has been made or credit memo issued may be credited against Royalties due. The credit shall be taken in the Royalty Payment Period in which the refund is given or credit memo issued. Unused credits may be carried forward, but in no event shall you be entitled to a refund of Royalties.

22.  INTEREST

     Royalties or any other payments due to us hereunder which are received after the due date shall bear interest at the rate of 10% per annum from the due date (or the maximum permissible by law if less than 10%).

23.  AUDITS AND MAINTAINING RECORDS

     You agree to keep accurate records of all transactions relating to this Agreement and any prior agreement with us, including, without limitation, shipments to you of Articles and components thereof, inventory records, records of sales and shipments by you, and records of returns, and to preserve such records for the lesser of seven (7) years or two (2) years after the expiration or termination of this Agreement. We, or our representatives, shall have the right from time to time, during your normal business hours, but only for the purpose of confirming your performance hereunder, to examine and make extracts from all such records, including the general ledger, invoices and any other records which we reasonably deem appropriate to verify the accuracy of your statements or your performance hereunder, including records of your parent, subsidiary and affiliated companies, if they are involved in activities which are the subject of the Agreement. In particular, your invoices shall identify the Articles separately from goods which are not licensed hereunder. If in an audit of your records it is determined that there is a short fall of five percent (5%) or more in Royalties reported for any Royalty Payment Period, you shall upon request from us reimburse us for the full out-of-pocket costs of the audit, including the costs of employee auditors calculated at $60 per hour per person for travel time during normal working hours and actual working time.

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24.  MANUFACTURE OF ARTICLES BY THIRD PARTY MANUFACTURERS

     A. If you at any time desire to have Articles or components thereof containing Licensed Material manufactured by a third party, you must, as a condition to the continuation of this Agreement, notify us of the name and address of such manufacturer and the Articles or components involved and obtain our prior written permission to do so. The granting of said permission, if we are prepared to grant the same, will be conditioned upon:

          (1)    In the case of Manufacture outside the Territory

                 (a) your signing a consent agreement in a form which we will furnish to you;

                 (b) your causing each such manufacturer and any sub-manufacturer to sign an agreement in a form which we will also furnish to you; and

                 (c)    our receipt of such agreements properly signed; and

          (2)    In the case of Manufacture in the Territory

                 (a) if we so request, your causing each such manufacturer to sign an agreement in a form which we will furnish to you; and

                 (b)    our receipt of such agreement properly signed.

     (SAMPLES OF SAID AGREEMENT FORMS ARE AVAILABLE ON REQUEST)

     B. We will not normally require agreements from suppliers of yours who are manufacturing in the Territory, but your purchase of Articles from a third party manufacturer without such agreements as are required hereunder being signed and delivered to us shall be a violation of this Agreement. It is not our policy to reveal the names of your suppliers to third parties or to any division of ours involved with buying products, except as may be necessary to enforce our contract rights or protect our trademarks and copyrights.
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     C.   If any such manufacturer utilizes Licensed Material or Trademarks for any unauthorized purpose, you shall cooperate fully in bringing such utilization to an immediate halt. If, by reason of your not having supplied the above mentioned agreements to us or not having given us the name of any supplier, we make any representation or take any action and are thereby subjected to any penalty or expense, you will fully compensate us for any cost or loss we sustain.

25.  INDEMNITY

     A. You shall indemnify us during and after the term hereof against all claims, liabilities (including settlements entered into in good faith with your consent, not to be unreasonably withheld) and expenses (including reasonable attorneys' fees) arising out of your activities hereunder, or out of any defect (whether obvious or hidden and whether or not present in any sample approved by us) in an Article, or arising from personal injury or any infringement of any rights of any other person by the manufacture, sale, possession or use of Articles, or their failure to comply with applicable laws, regulations and standards. The parties indemnified hereunder shall include The Walt Disney Company and its subsidiaries, and their officers, directors, employees and agents. The indemnity shall not apply to any claim or liability relating to any infringement of the copyright of a third party caused by your utilization of the Licensed Material and the Trademarks in accordance with the provisions hereof.

     B. We shall indemnify you during and after the term hereof against all claims, liabilities (including settlements entered into in good faith with our consent, not to be unreasonably withheld) and expenses (including reasonable attorneys' fees) arising out of any claim that your use of any representation of the Licensed Material or the Trademarks approved in accordance with the provisions of this Agreement infringes the copyright of any third party or infringes any right granted by us to such third party. You shall not, however, be entitled to recover for lost profits.

     C. Additionally, if by reason of any claims referred to in Subparagraph 25.B., you are precluded from selling any stock of Articles or utilizing any materials in your possession or which come into your possession by reason of any required recall, we shall be obligated

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          to purchase such Articles and materials from you at their
          out-of-pocket cost to you, excluding overheads, but we shall have no other responsibility or liability with respect to such Articles or materials.

     D. No warranty or indemnity is given with respect to any liability or expense arising from any claim that use of the Licensed Material or the Trademarks on or in connection with the Articles hereunder or any packaging, advertising or promotional material infringes on any trademark right of any third party or otherwise constitutes unfair competition by reason of any prior rights acquired by such third party other than rights acquired from us. It is expressly agreed that it is your responsibility to carry out such investigations as you may deem appropriate to establish that Articles, packaging, promotional and advertising material which are manufactured or created hereunder, including any use made of the Licensed Material and the Trademarks therewith, do not infringe such right of any third party, and we shall not be liable to you if such infringement occurs.

26.  INSURANCE

     You shall maintain in full force and effect at all times while this Agreement is in effect and for three years thereafter comprehensive general and commercial liability insurance, including broad form contractual and products liability coverage waiving subrogation with combined single limits of no less than two million dollars (US $2,000,000.00) and naming as additional insured those indemnified in Paragraph 25 hereof. You shall deliver to us a certificate or certificates of insurance evidencing satisfactory coverage and indicating that we shall receive written notice of cancellation, non-renewal or of any material change in coverage at least 30 days prior to the effective date thereof. Your insurance shall be carried by an insurer with a BEST rating of B + V or above. Compliance herewith in no way limits your indemnity obligations, except to the extent that your insurance company actually pays us amounts which you would otherwise pay us.

27.  WITHDRAWAL OF LICENSED MATERIAL

     You agree that we may, without obligation to you other than to give you written notice thereof, withdraw from the scope of this Agreement any Licensed Material which by the Marketing Date or, in the absence of such

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     a date being specified in Subparagraph 1.O., by six (6) months from the commencement of the Principal Term, is not being used on or in connection with the Articles. We may also withdraw any Licensed Material or Articles the use or sale of which under this Agreement would infringe or reasonably be claimed to infringe the rights of a third party, other than rights granted by us, in which case our obligations to you shall be limited to the purchase at cost of Articles and other materials utilizing such withdrawn Licensed Material which cannot be sold or used.

28.  TERMINATION

     Without prejudice to any other right or remedy available to us:

     A. If you fail to manufacture, sell and distribute the Articles, or to furnish statements and pay Royalties as herein provided, or if you otherwise breach the terms of this Agreement, and if any such failure is not corrected within fifteen (15) days after we send you written notice thereof, we shall have the right at any time to terminate this Agreement by giving you written notice thereof.

     B. We shall have the right at any time to terminate this Agreement by giving you written notice thereof:

          (1) If you deliver to any customer without our written authorization merchandise containing representations of Licensed Material or other material the copyright or other proprietary rights to which are owned by us other than Articles listed herein and approved in accordance with the provisions hereof;

          (2) If you deliver Articles outside the Territory or knowingly sell Articles to a third party for delivery outside the Territory, unless pursuant to a written distribution permission or separate written license agreement with us or any subsidiary of ours;

          (3) If a breach occurs which is of the same nature, and which violates the same provision of this Agreement, as a breach of which we have previously given you written notice;

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          (4)    If you breach any material term of any other license agreement between us, and we terminate such agreement for cause;

          (5) If you shall make any assignment for the benefit of creditors, or file a petition in bankruptcy, or are adjudged bankrupt, or become insolvent, or are placed in the hands of a receiver, or if the equivalent of any such proceedings or acts occurs, though known by some other name or term; and/or

          (6) If you are not permitted or are unable to operate your business in the usual manner, or are not permitted or are unable to provide us with assurance satisfactory to us that you will so operate your business, as debtor in possession or its equivalent, or are not permitted, or are unable to otherwise meet your obligations under this Agreement or to provide us with assurance satisfactory to us that you will meet such obligations.

29.  RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

     Upon the expiration or termination of this Agreement, all rights herein granted to you shall revert to us, and we shall be entitled to retain all Royalties and other things of value paid or delivered to us. You agree that from the expiration or termination of this Agreement you shall neither manufacture nor have manufactured for you any Articles, that you will deliver to us any and all artwork (including animation cels and drawings) which may have been used or created by you in connection with this Agreement, that you will at our option either sell to us at cost or destroy or efface any molds, plates and other items used to reproduce Licensed Material, New Materials, or Trademarks, and that, subject as hereinafter provided, you will cease selling Articles. If you have any unsold Articles in inventory on the expiration or termination date, you shall provide us with a full statement of the kinds and numbers of such unsold Articles and shall thereupon, but only if such statement has been provided to us and if you have fully complied with the terms of this Agreement including the payment of all Royalties due and the Guarantee, have the right for a limited period of 90 days from such expiration or earlier termination date to sell off and deliver such Articles. You shall furnish us statements covering such sales and pay us Royalties in respect of such sales. Such Royalties shall not be applied against the Advance or towards meeting

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     the Guarantee.  Except as otherwise agreed by us in writing, any inventory of Articles in your possession or control after the expiration or termination hereof and of any sell-off period granted hereunder shall be destroyed, or all Licensed Material, New Materials and Trademarks removed or obliterated therefrom.

30.  WAIVERS

     A waiver by either of us at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement, or imply that a breach of the same provision at any other time has been or will be waived, or that this Agreement has been in any way amended, nor shall any failure by either party to object to conduct of the other be deemed to waive such party's right to claim that a repetition of such conduct is a breach hereof.

31.  PURCHASE OF ARTICLES BY US

     If we wish to purchase Articles, you agree to sell such Articles to us or any subsidiary of ours at as low a price as you charge for similar quantities sold to your regular customers and to pay us Royalties on any such sales.

32.  NON-ASSIGNABILITY

     A. You shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or any part of your interest in this Agreement without our prior written consent. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. "Transfer" within the meaning of this Paragraph 32 shall include any merger or consolidation involving your company; any sale or transfer of all or substantially all of your company's assets; any transfer of your rights hereunder to a division, business segment or other entity of yours other than the one specifically referenced on page 1 hereof (or any sale or attempted sale of Articles under a trademark or trade name of such division, business segment or other entity); and any transaction or series of related transactions resulting in the transfer of thirty-three and one-third percent (33-1/3%) or more of the voting stock of your company (or, if your company is a

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         partnership, thirty-three and one-third percent (33-1/3%) or more of the profit and loss participation in your company and the occurrence of any of the foregoing with respect to any general partner of your company).

     B. However, you may, upon written notice to us, unless we have objected within 30 days of receipt of such notice, sublicense your rights hereunder to your parent, subsidiary and affiliated companies. You hereby irrevocably and unconditionally guarantee that they will observe and perform all of your obligations hereunder, including, without limitation, the provisions governing approvals, and compliance with approved samples, applicable laws and standards, and all other provisions hereof, and that they will otherwise adhere strictly to all of the terms hereof and act in accordance with your obligations hereunder. Any involvement of a parent, subsidiary or affiliate in the activities which are the subject of this Agreement shall be deemed carried on pursuant to such a sublicense and thus covered by such guarantee, but, unless notified to us and not timely objected to, such involvement may be treated by us as a breach of this Agreement.


33.  RELATIONSHIP

     This Agreement does not provide for a joint venture, partnership, agency or employment relationship between us.

34.  HEADINGS

     Headings of paragraphs herein are for convenience of reference only and are without substantive significance.

35.  MODIFICATIONS OR EXTENSIONS OF THIS AGREEMENT

     Except as otherwise provided herein, this Agreement can only be extended or modified by a writing signed by both parties.

36.  NOTICES

     All notices which either party is required or may desire to serve upon the other party shall be in writing, addressed to the party to be served at the address set forth on page 1 of this Agreement and may be served


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     personally or by depositing the same addressed as herein provided (unless and until otherwise notified), postage prepaid, in the United States mail, or by facsimile transmission confirmed by a transmission report. Such notice shall be deemed served upon personal delivery, upon the date of mailing, or upon the date shown on the facsimile transmission report; provided, however, that we shall be deemed to have been served with a notice of a request for approval of materials under this Agreement only upon our actual receipt of the request and of any required accompanying materials. Any notice sent to us hereunder shall be sent to the attention of "Vice President, Licensing," unless we advise you in writing otherwise.

37.  MUSIC

     Music is not licensed hereunder. Any charges, fees or royalties payable for music rights or any other rights not covered by this Agreement shall be additional to the Royalties and covered by separate agreement.

38.  PREVIOUS AGREEMENTS

     This Agreement and any confidentiality agreement you may have signed pertaining to any of the Licensed Material, contains the entire agreement between us concerning the subject matter hereof and supersedes any pre-existing agreement and any oral or written communications between us. However, if pursuant to any such pre-existing agreement there was any agreement(s) in effect permitting you to sell or distribute Articles outside the Territory or to cause to be manufactured any Articles outside the Territory, such agreement(s) shall be deemed to remain in effect to the extent that they relate to Licensed Material and Articles licensed hereunder.

39.  CHOICE OF LAW AND FORUM

     This Agreement shall be deemed to be entered into in California and shall be governed and interpreted according to the laws of the State of California. Any legal actions pertaining to this Agreement shall be commenced within the State of California and within either Los Angeles or


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         Orange Counties.  The prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred therein.

Please sign below under the word "Agreed". When signed by both parties this shall constitute an agreement between us.

                                           THE WALT DISNEY COMPANY

                                           By: /s/ ANNE OSBERG
                                               ------------------------
                                           Title: SENIOR VICE PRESIDENT
                                                  LICENSING
                                                  ---------------------
                                           Date:  4/28/94
                                                  ---------------------

AGREED:

KIDDIE PRODUCTS, INC.
dba THE FIRST YEARS

By: /s/ RONALD J. SIDMAN
    ---------------------

Title: PRESIDENT
       ------------------



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